Exhibit 99.1

CC MEDIA HOLDINGS, INC. REPORTS
RESULTS FOR 2014 FIRST QUARTER

● Revenues totaled $1.3 billion, including 2% growth at Media+Entertainment and 2% decrease at Outdoor
● OIBDAN1 reached $261 million, including a 24% increase at International Outdoor, a 6% decrease at Media+Entertainment and an 11% decrease at Americas Outdoor
----------------

San Antonio, April 24, 2014 – CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the first quarter ended March 31, 2014.

“We continued to make progress this quarter in advancing our strategy of providing customized, multi-platform market solutions that nobody else can,” Chairman and Chief Executive Officer Bob Pittman said.  “In keeping with our promise to be everywhere our listeners want to find us, our Media+Entertainment business continued to build strong partnerships – making iHeartRadio available on Amazon Fire TV, Apple’s Car Play and the Samsung Gear 2 smartwatch.  Our growing events business, which is extending the iHeartRadio brand across an increasing number of media platforms, successfully staged the first-ever iHeartRadio Country Music Festival in Austin.  Another newcomer to our events line-up, the iHeartRadio Music Awards, will be televised live from Los Angeles on NBC on May 1. At Outdoor, we launched ‘Connect,’ the first global out-of-home mobile interactive advertising platform that enables customers to access interactive content via their smartphones.  We are also enhancing our Americas Outdoor national sales capabilities and optimizing our global digital footprint.”

“Despite a difficult advertising environment due to disruptive winter weather across the U.S., we maintained our level of consolidated revenues, and also continued to invest in our businesses, to reinforce our foundation for growth,” said Rich Bressler, President and Chief Financial Officer.  “At Media + Entertainment we flattened our management structure in order to move us closer to the business and make it run more efficiently, better serving our listeners and advertising partners, while staying focused on managing our expenses at both Americas and International Outdoor.

First Quarter 2014 Results

Consolidated revenues were essentially flat in the first quarter of 2014 compared to the same period of 2013.  Excluding the effects of movements in foreign exchange rates, revenues declined $1.0 million or less than 1%.

●	Media+Entertainment revenues grew $14 million, or 2%, primarily reflecting increases at our traffic and weather business, as well as stronger national and digital advertising.
●
Americas outdoor revenues decreased $18 million, or 6%, driven mainly by the absence of revenue from the 77 digital bulletins in Los Angeles that were turned off due to a court ruling, and lower revenues at airports due to contracts that were not renewed.  Partially offsetting these declines was higher capacity and occupancy of digital bulletins in other markets.

●
International outdoor revenues rose $3 million, or 1%.  Revenue growth in emerging markets including China, as well as developed markets including the UK and France, was partly offset by declines in other countries, including those in Northern and Eastern Europe, primarily due to challenging macroeconomic conditions.

The Company’s OIBDAN1 was down 2%, or $6 million, to $261 million for the three months ended March 31, 2014, versus $267 million for the same period of 2013.  Included in the 2014 first quarter OIBDAN of $261 million were $3 million and $10 million of operating and corporate expenses, respectively, associated with the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies.  OIBDAN for the three months ended March 31, 2013 included $8 million and $1 million of such expenses, respectively.

The consolidated net loss attributable to the Company was $424 million in the first quarter of 2014 compared to a consolidated net loss attributable to the Company of $203 million in the same period of 2013.  The increase was primarily attributable to non-cash deferred income taxes, as well as higher interest expense, and equity in losses of non-consolidated affiliates.

Key Highlights

The Company’s recent key highlights include:

Media+Entertainment

●
Sponsoring the first-ever, single-source advertising return on investment (ROI) study in the radio sector by Nielsen Audio and Nielsen Catalina Solutions that showed radio delivering a sales lift of more than $6 for every $1 spent on radio – an ROI which Ad Age reported doubled that of even the best results from recent studies of digital or TV media, with one retail brand recording a sales lift of more than $23 per dollar invested in radio.

●
Reaching 47 million iHeartRadio registered users, as of March 31, 2014, growing 66% year over year.  iHeartRadio’s total listening hours were up 13% over the first quarter of 2013, while downloads and upgrades increased to 327 million. Mobile represented 56% of iHeartRadio total listening hours during the first quarter of 2014.

●
Flattening Media+Entertainment’s senior management organization through the creation of a Major Markets Operating Group led by four of Clear Channel’s leaders to accelerate decision-making, increase flexibility and enhance focus on all of Media+Entertainment’s multi-platform assets.  This operational management team will better serve advertising partners with enhanced communication, collaboration and more efficient access to Clear Channel’s full range of broadcast, digital and events assets, as well as overall company resources, including research, revenue management, strategic analysis, corporate strategy and business affairs.

●
Combining the Connections and National Digital sales teams into one strong, integrated multi-platform sales team aligned against all of CCM+E’s assets to take advantage of the tremendous success of both the company’s digital business, spurred by its advances in mobile, and the unparalleled reach of its multi-platform products and services, including radio, mobile and innovative events.  This realignment leverages Clear Channel’s strength as a multi-platform media company -- effectively doubling the number of people focused on the largest national revenue opportunities and accelerating the company’s ability to capture them.

●
Launching the iHeartRadio Country Music Festival – featuring the biggest names in country music, including Luke Bryan, Jason Aldean and Carrie Underwood.  Sponsored by NBC’s The Voice, State Farm, and Jim Beam among others, the event was streamed live on CMT, generating visits that averaged nearly 50 minutes of viewing time, the highest ever for a Clear Channel event.

●
Integrating iHeartRadio with Amazon Fire TV, which will provide consumers instant access to more than 1,500 live radio stations across the country and hand-curated iHeartRadio digital-only stations, as well as the ability to create their own stations from a library of more than 450,000 artists and 18 million songs – all for free.

●
Launching iHeartRadio into the rapidly growing “wearables” market as the first digital radio service available on the Samsung Gear 2.  This integration allows Samsung Gear 2 users to control remotely their iHeartRadio smartphone app easily from their wrist.

●
Reaching additional digital music and promotional revenue-sharing agreements to help drive the growth of Internet radio with independent country music label BBR Music Group and with Stardome Media Group, a major media and entertainment company focused on the U.S. Hispanic and Latin American marketplaces.

●
Creating a new unified Networks group to take full advantage of Clear Channel’s power, reach and scale to deliver compelling content opportunities to partners, affiliates, advertisers and consumers.   The Networks Group includes Premiere Networks, Total Traffic and Weather Network, the 24/7 News Network and the recently announced, iHeartRadio Networks, new unified digital sales platform that offers advertising partners exciting opportunities to capitalize fully on Media+Entertainment’s #1 reach and scale using the company’s powerful networks of assets to reach targeted consumer groups – such as Country, Hispanic, African-American, Millennial, Women, Men and Holiday – in a cost-efficient way that provides greater ROI for advertisers.

●
Partnering with NBC to create and televise the first-ever iHeartRadio Music Awards on NBC, which will showcase the biggest artists and songs, with live performances from various venues across Los Angeles on May 1st.  The innovative awards nomination process showcased Clear Channel’s unparalleled reach and popularity across its broad spectrum of platforms.  Award nominees were chosen based on results from the iHeartRadio Chart, which includes listener feedback and performance data according to airplay on Clear Channel radio stations, digital streaming data from the iHeartRadio platform, and music sales, social interactions, online video data and tags from BigChampagne and Shazam. To date, music fans have cast over 50 million votes across Facebook and Twitter to choose the most popular artists and music in  the last year as chosen by iHeartRadio listeners.  The awards show will also be broadcast and streamed live across all participating Clear Channel radio stations and their websites, as well as on iHeartRadio.

●
Co-hosting with Target the iHeartRadio Album Release Party for recording artist Shakira’s newest self-titled album “Shakira” at the iHeartRadio Theater in Burbank, CA (where Katy Perry debuted her album last year).  The event was broadcast live across more than 100 Clear Channel radio stations nationwide.

Outdoor

●	Installing 15 new digital billboards for an end of quarter total of 1,081 across 39 U.S. markets.
●
Continuing to use advanced technology to transform itself, Clear Channel Outdoor launched “Connect,” the first out-of-home mobile interactive advertising platform that will initially reach 175 million consumers each month across 23 countries on five continents – the largest network of its kind.  “Connect” turns advertising panels with NFC, QR and/or SMS capabilities at 75,000 of Clear Channel Outdoor’s pedestrian-accessible sites into mobile launch pads, enabling consumers to access interactive content from advertisers via their smartphones for information, shopping, entertainment and community.

●
Announcing Clear Channel Airports’ agreement with Adlux, the private aviation advertising market leader in the Middle East, Europe, Russia, Asia-Pacific and Central America, to provide brands with one-stop-shop and sell-through access to multimedia advertising opportunities in the busiest private airport lounges in the world.  This alliance extends both companies’ media networks into private airport terminals covered by the other in order to engage the exclusive audience of high net worth and senior executive business travelers.

●
Partnering with Transport for London to test a real-time mapping tool at a bus stop along London’s heavily traveled Regent Street.  The mapping tool features a digital screen showing passengers the real-time progress of their buses, travel updates from London Underground and tourist information for the surrounding neighborhood.

●
Signing Vodafone to a three-year contract to become the exclusive sponsor of the Clear Channel smart bike sharing system in Barcelona – called “Bicing” – with Vodafone branding on the bikes, docking stations and website.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Revenue1
CCME	$670,347	$656,566	2%
Americas Outdoor	268,756	286,461	(6%)
International Outdoor	366,495	363,749	1%
Other	51,462	49,219	5%
Eliminations	(14,512)	(12,937)
Consolidated revenue	$1,342,548	$1,343,058	(0%)

Operating expenses1,2
CCME	$469,909	$443,410	6%
Americas Outdoor	184,399	191,263	(4%)
International Outdoor	330,063	334,489	(1%)
Other	42,465	41,955	1%
Eliminations	(14,512)	(12,937)
Consolidated operating expenses	$1,012,324	$998,180	1%

OIBDAN1
CCME	$200,438	$213,156	(6%)
Americas Outdoor	84,357	95,198	(11%)
International Outdoor	36,432	29,260	25%
Other	8,997	7,264	24%
Corporate1,3	(69,669)	(78,246)
Consolidated OIBDAN	$260,555	$266,632	(2%)

Certain prior period amounts have been reclassified to conform to the 2014 presentation of financials throughout the press release.

1
See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) revenues excluding effects of political revenues to revenues; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2	The Company’s operating expenses include direct operating expenses and SG&A expenses.

3	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $29 million and $26 million for the three months ended March 31, 2014 and 2013, respectively.

Media+Entertainment

Media+Entertainment revenues rose $14 million, or 2% compared to the same period of 2013, driven primarily by higher revenues at our traffic and weather business reflecting new product offerings and the impact of strategic sales initiatives, as well as higher national sales fueled by growth in the telecommunications, healthcare and automotive categories, and higher digital advertising revenue benefitting from an increase in total listening hours on our iHeartRadio platform. Partially offsetting these revenue gains was a decline in our local revenues.

Operating expenses were up $26 million during the first quarter of 2014 versus the same period in 2013, due primarily to higher compensation expenses driven by investments in our national and digital sales forces, and increased production costs for events such as the iHeartRadio Country Music Festival, as well as greater digital streaming and performance rights expenses driven by increased total listening hours and revenues.

OIBDAN decreased $13 million, or 6%, to $200 million in the first quarter of 2014.

Americas Outdoor Advertising

Americas outdoor revenues decreased $18 million, or 6% compared to the same period of 2013, driven primarily by lower revenues in our Los Angeles market as a result of the absence of revenue from 77 digital bulletins that were turned off due to a court ruling, as well as the loss of certain national accounts and the nonrenewal of certain airport contracts.  Increased capacity and occupancy for our digital displays partially offset these declines.

Operating expenses decreased $7 million during the first quarter of 2014 versus the same period in 2013. Driving this decline were lower variable site lease costs and reduced compensation expenses relating to reduced revenues.

OIBDAN declined $11 million, or 11%, to $84 million in the first quarter of 2014, including expenses related to investments and strategic cost savings programs of $1 million compared to $1 million in 2013.

International Outdoor Advertising

International outdoor revenues rose $3 million, or 1% compared to the same period of 2013, driven primarily by growth in street furniture sales across emerging markets, including China, and street furniture and digital advertising sales in certain developed markets including the UK and France. These revenue increases were partially offset by declines in other countries, including those in Northern and Eastern Europe, primarily due to challenging macroeconomic conditions.

Operating expenses decreased $4 million during the first quarter of 2014 versus the same period in 2013. Driving this reduction were the benefits from previous strategic efficiency initiatives across multiple countries.

OIBDAN was up $7 million, or 25%, to $36 million in the first quarter of 2014, including expenses related to investments and strategic cost savings programs of $2 million compared to $5 million in 2013.

Conference Call

CC Media Holdings, Inc. along with its wholly owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on April 24, 2014 at 8:30 a.m. Eastern Time.  The conference call number is (866) 233-3842 (U.S. callers) and (612) 326-1036 (International callers) and the passcode for both is 325341.   A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  After the live conference call, a replay will be available for 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 325341.  An archive of the webcast will be available beginning 24 hours after the call for 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended March 31,
	2014	2013
Revenue	$1,342,548	$1,343,058
Operating expenses:
Direct operating expenses	596,496	594,817
Selling, general and administrative expenses	415,828	403,363
Corporate expenses	72,705	83,763
Depreciation and amortization	174,871	182,182
Other operating income, net	165	2,395
Operating income	82,813	81,328
Interest expense	431,114	385,525
Equity in earnings (loss) of nonconsolidated affiliates	(13,326)	3,641
Loss on extinguishment of debt	(3,916)	(3,888)
Other income (expense), net	1,541	(1,000)
Loss before income taxes	(364,002)	(305,444)
Income tax benefit (expense)	(68,388)	96,325
Consolidated net loss	(432,390)	(209,119)
Less: Amount attributable to noncontrolling interest	(8,200)	(6,116)
Net loss attributable to the Company	$(424,190)	$(203,003)

For the three months ended March 31, 2014, foreign exchange rate movements increased the Company’s revenues by less than $1 million and also increased direct operating and SG&A expenses by less than $1 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2014 and December 31, 2013:

(In millions)	March 31,	December 31,
	2014	2013
Cash	$660.7	$708.2
Total Current Assets	2,350.4	2,513.3
Net Property, Plant and Equipment	2,855.4	2,897.6
Total Assets	14,597.1	15,097.3

Current Liabilities (excluding current portion of long term debt)	1,292.7	1,309.9
Long-term Debt (including current portion of long term debt)	20,424.4	20,484.2
Shareholder's Deficit	(9,128.0)	(8,696.6)

TABLE 3 - Total Debt

At March 31, 2014 and December 31, 2013, CC Media Holdings had a total debt of:

(In millions)	March 31,	December 31,
	2014	2013
Senior Secured Credit Facilities	$8,224.0	$8,225.8
Receivables based facility	-	247.0
Priority Guarantee Notes	4,324.8	4,324.8
Other Secured Debt	19.8	21.1
Total Consolidated Secured Debt	12,568.6	12,818.7

Senior Cash Pay and Senior Toggle Notes	222.2	222.2
Senior Notes	1,645.2	1,404.2
Clear Channel Notes	1,374.6	1,436.5
Subsidiary Senior Notes	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes	2,200.0	2,200.0
Other long-term debt	0.9	-
Purchase accounting adjustments and original issue discount	(312.1)	(322.4)
Total long term debt (including current portion of long-term debt)	$20,424.4	$20,484.2

The current portion of long-term debt was $414 million and $454 million as of March 31, 2014 and December 31, 2013, respectively.

Liquidity and Financial Position

For the three months ended March 31, 2014, cash used for operating activities was $92 million, cash flow provided by investing activities totaled $153 million, cash flow used for financing activities was $106 million, and the effect of exchange rate changes on cash was less than $3 million.  The net decrease in cash was $47 million.

The sale of our 50% interest in Australian Radio Network resulted in proceeds of $221 million.  Capital expenditures for the three months ended March 31, 2014 were approximately $67 million compared to $62 million for the same period in 2013.

During the first quarter of 2014, subsidiaries of the Company entered into the following debt transactions:

Clear Channel Communications, Inc. (a subsidiary of CC Media Holdings, Inc.)

●	Repaid all $247 million outstanding under its receivables based credit facility.

CC Finco, LLC. (a subsidiary of CC Media Holdings, Inc.)

●	Sold $227 million aggregate principal amount of Clear Channel’s 14% Senior Notes due 2021 to private purchasers.
●
Repurchased, through open market purchases, $53 million aggregate principal amount of Clear Channel’s outstanding 5.5% Senior Notes due 2014 and $9 million aggregate principal amount of Clear Channel’s outstanding 4.9% Senior Notes due 2015 for a total of $63 million, including accrued interest.  Clear Channel cancelled these notes subsequent to the purchase.

The senior secured credit facilities require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities) for the preceding four quarters.  Clear Channel’s secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt.  As required by the definition of consolidated EBITDA in Clear Channel’s senior secured credit facilities, Clear Channel’s consolidated EBITDA for the preceding four quarters of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income, net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended March 31, 2014:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended March 31, 2014
Consolidated EBITDA (as defined by Clear Channel's senior secured credit facilities)	$1,921
Less adjustments to consolidated EBITDA (as defined by Clear Channel's senior secured credit facilities):
Cost incurred in connection with closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(85)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in Clear Channel's senior secured credit facilities)	(29)
Non-cash charges	(37)
Cash received from nonconsolidated affiliates	(15)
Other items	(19)
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(734)
Operating income	1,002
Plus: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	734
Less: interest expense	(1,695)
Less: Current income tax expense	(69)
Less: Other expense, net	(19)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	155
Change in assets and liabilities, net of assets acquired and liabilities assumed	100
Net cash provided by operating activities	$208

The maximum ratio under this financial covenant is currently set at 9.00:1 and reduces to 8.75:1 for the four quarters ended December 31, 2014. At March 31, 2014, the ratio was 6.3:1.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2014 and 2013.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations:  Income tax benefit; Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Loss on extinguishment of debt; Interest expense; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management.  The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2014 actual foreign revenues, expenses and OIBDAN at average 2013 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Revenues excluding effects of political revenue to revenues; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income, net	OIBDAN
Three Months Ended March 31, 2014
CCME	$137,867	$-	$62,571	$-	$200,438
Americas Outdoor	36,758	-	47,599	-	84,357
International Outdoor	(14,012)	-	50,444	-	36,432
Other	278	-	8,719	-	8,997
Corporate	(78,243)	3,036	5,538	-	(69,669)
Other operating income, net	165	-	-	(165)	-
Consolidated	$82,813	$3,036	$174,871	$(165)	$260,555

Three Months Ended March 31, 2013
CCME	$145,324	$-	$67,832	$-	$213,156
Americas Outdoor	46,513	-	48,685	-	95,198
International Outdoor	(21,733)	-	50,993	-	29,260
Other	(2,718)	-	9,982	-	7,264
Corporate	(88,453)	5,517	4,690	-	(78,246)
Other operating income, net	2,395	-	-	(2,395)	-
Consolidated	$81,328	$5,517	$182,182	$(2,395)	$266,632

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Consolidated revenue	$1,342,548	$1,343,058	(0%)
Excluding: Foreign exchange (increase) decrease	(454)	-
Revenue excluding effects of foreign exchange	$1,342,094	$1,343,058	(0%)
Americas Outdoor revenue	$268,756	$286,461	(6%)
Excluding: Foreign exchange (increase) decrease	938	-
Americas Outdoor revenue excluding effects of foreign exchange	$269,694	$286,461	(6%)
International Outdoor revenue	$366,495	$363,749	1%
Excluding: Foreign exchange (increase) decrease	(1,392)	-
International Outdoor revenue excluding effects of foreign exchange	$365,103	$363,749	0%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Consolidated expense	$1,012,324	$998,180	1%
Excluding: Foreign exchange (increase) decrease	(396)	-
Consolidated expense excluding effects of foreign exchange	$1,011,928	$998,180	1%
Americas Outdoor expense	$184,399	$191,263	(4%)
Excluding: Foreign exchange (increase) decrease	840	-
Americas Outdoor expense excluding effects of foreign exchange	$185,239	$191,263	(3%)
International Outdoor expense	$330,063	$334,489	(1%)
Excluding: Foreign exchange (increase) decrease	(1,236)	-
International Outdoor expense excluding effects of foreign exchange	$328,827	$334,489	(2%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Consolidated OIBDAN	$260,555	$266,632	(2%)
Excluding: Foreign exchange (increase) decrease	(58)	-
OIBDAN excluding effects of foreign exchange	$260,497	$266,632	(2%)
Americas Outdoor OIBDAN	$84,357	$95,198	(11%)
Excluding: Foreign exchange (increase) decrease	98	-
Americas Outdoor OIBDAN excluding effects of foreign exchange	$84,455	$95,198	(11%)
International Outdoor OIBDAN	$36,432	$29,260	25%
Excluding: Foreign exchange (increase) decrease	(156)	-
International Outdoor OIBDAN excluding effects of foreign exchange	$36,276	$29,260	24%

Reconciliation of Revenues excluding Effects of Political Revenue to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Consolidated revenue	$1,342,548	$1,343,058	(0%)
Excluding: Political revenue	(6,597)	(4,355)
Consolidated revenue excluding effects of political revenue	$1,335,951	$1,338,703	(0%)
CCME revenue	$670,347	$656,566	2%
Excluding: Political revenue	(4,548)	(3,470)
CCME revenue excluding effects of political revenue	$665,799	$653,096	2%
Americas Outdoor revenue	$268,756	$286,461	(6%)
Excluding: Political revenue	(247)	(341)
Americas Outdoor revenue excluding effects of political revenue	$268,509	$286,120	(6%)
Other revenue	$51,462	$49,219	5%
Excluding: Political revenue	(1,802)	(544)
Revenue excluding effects of political revenue	$49,660	$48,675	2%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Corporate Expense	$72,705	$83,763	(13%)
Less: Non-cash compensation expense	(3,036)	(5,517)
	$69,669	$78,246	(11%)

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
OIBDAN	$260,555	$266,632	(2%)
Non-cash compensation expense	3,036	5,517
Depreciation and amortization	174,871	182,182
Other operating income, net	165	2,395
Operating income	82,813	81,328
Interest expense	431,114	385,525
Equity in earnings (loss) of nonconsolidated affiliates	(13,326)	3,641
Loss of extinguishment of debt	(3,916)	(3,888)
Other income (expense), net	1,541	(1,000)
Loss before income taxes	(364,002)	(305,444)
Income tax benefit	(68,388)	96,325
Consolidated net loss	(432,390)	(209,119)
Less: Amount attributable to noncontrolling interest	(8,200)	(6,116)
Net loss attributable to the Company	$(424,190)	$(203,003)

About CC Media Holdings, Inc.

CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.  Its Clear Channel Media+Entertainment division has the largest reach of any radio or television outlet in America, serving 150 cities through 840 owned radio stations in addition to its iHeartRadio digital platform.  Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with more than 675,000 displays in over 40 countries across five continents, including 47 of the 50 largest markets in the United States. More information is available at www.clearchannel.com.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 549-0965

Investors
Effie Epstein
Vice President – Planning and Investor Relations
(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.